Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (September 2, 2014)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

CL King’s 12th Annual Best Ideas Conference	September 9, 2014
Omni Berkshire Place Hotel, New York, New York

Morgan Stanley’s 2nd Annual Laguna Conference	September 15, 2014
The Ritz Carlton, Dana Point, California

Morningstar’s Management Behind the Moat Conference	September 17, 2014
Morningstar, Inc. Headquarters, Chicago, Illinois

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Australia and Taiwan. LKQ operates more than 700 facilities, offering its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com